Exhibit 10.2

Certain confidential material contained in this document has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with “[Redacted].”

TRUST AGREEMENT

by and among

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

and

NATIONAL INDEMNITY COMPANY

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Dated as of January 20, 2017

Table of Contents

		Page

	ARTICLE I
	DEFINED TERMS

Section 1.1	Definitions	1
Section 1.2	Interpretation	5

	ARTICLE II
	MODIFICATION UPON A COLLATERAL TRIGGERING EVENT

Section 2.1	Collateral Triggering Event	6

	ARTICLE III
	MODIFICATION UPON A REINSURANCE CREDIT EVENT

Section 3.1	Reinsurance Credit Event	6

	ARTICLE IV
	CREATION OF TRUST ACCOUNT

Section 4.1	Obligations of the Beneficiaries’ Agent and the Grantor	7
Section 4.2	Purpose of the Trust	7
Section 4.3	Grantor Trust for United States Federal Income Tax Purposes	8
Section 4.4	Designation of Agents	8
Section 4.5	Title to Assets	8

	ARTICLE V
	MAINTENANCE OF THE TRUST

Section 5.1	Substitution of Trust Account Assets	8
Section 5.2	Valuation of Assets	8
Section 5.3	Quarterly Certification	9

	ARTICLE VI
	RELEASE AND ADJUSTMENT OF TRUST ACCOUNT ASSETS

Section 6.1	Adjustment of Trust Account Assets	9
Section 6.2	Release of Trust Account Assets to the Beneficiaries’ Agent	10
Section 6.3	Release of Trust Account Assets to the Grantor	10

	ARTICLE VII
	DUTIES OF THE TRUSTEE

Section 7.1	Acceptance of Assets by the Trustee	11

	ARTICLE XI
	DISPUTE RESOLUTION; ARBITRATION

Section 11.1	Arbitration of Disputes Not Resolved by Negotiation	20
Section 11.2	Procedure for Arbitration and Mandatory Pre-Arbitration Negotiation	20
Section 11.3	Permitted Judicial Proceedings	20
Section 11.4	Disputes to Which the Trustee is a Required Party	20

	ARTICLE XII
	EFFECTIVE DATE AND EXECUTION

Appendix A	Trust Provisions Following a Reinsurance Credit Event

TRUST AGREEMENT

THIS TRUST AGREEMENT (this “Trust Agreement”) is made and entered into as of January 20, 2017, by and among National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania property and casualty insurance company acting on its own behalf and as agent for all Beneficiaries named herein (“Beneficiaries’ Agent”), National Indemnity Company, a Nebraska property and casualty insurance company (the “Grantor”) and Wells Fargo Bank, National Association, a national banking association, as trustee (“Trustee”).

WHEREAS, the Beneficiaries and the Grantor have entered into an Aggregate Excess of Loss Reinsurance Agreement, dated as of January 20, 2017 (the “Reinsurance Agreement”);

WHEREAS, the Reinsurance Agreement contemplates that the Grantor and Beneficiaries’ Agent enter into this Trust Agreement whereby the Grantor creates a trust to hold assets as security for the satisfaction of the obligations of the Grantor to Beneficiary under the Reinsurance Agreement; and

WHEREAS, the parties intend that, in the event of a Reinsurance Credit Event, certain provisions of this Trust Agreement shall cease to be effective, and other provisions shall be effective thereafter, as described in Article III.

NOW THEREFORE, the Grantor, the Beneficiaries’ Agent and the Trustee (each individually, a “Party” and collectively, the “Parties”), in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and upon the terms and conditions hereinafter set forth, agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. The following terms, when used in this Trust Agreement, shall have the meanings set forth in this Section 1.1. The terms defined below shall be deemed to refer to the singular or plural, as the context requires.

(a) “Actually Paid” shall have the meaning provided in the Reinsurance Agreement.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Aggregate Limit” shall have the meaning set forth in the Reinsurance Agreement.

(d) “Assets” means the assets held in the Trust Account, including, as applicable, Eligible Investments and Permitted Investments.

(e) “Beneficiaries’ Agent” shall have the meaning set forth in the preamble hereof.

(f) “Beneficiary” means each of AIG Assurance Company, AIG Property Casualty Company, AIG Specialty Insurance Company, AIU Insurance Company, American Home Assurance Company, Commerce and Industry Insurance Company, Granite State Insurance Company, Illinois National Insurance Company, Lexington Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., New Hampshire Insurance Company, and The Insurance Company of the State of Pennsylvania, individually or collectively, unless otherwise stated herein,

(g) “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York are required or authorized by law to be closed.

(h) “Code” has the meaning set forth in Section 7.4(c).

(i) “Collateral” has the meaning set forth in Section 8.2.

(j) “Collateral Triggering Agreement” means any agreement entered into by the Grantor at any time since August 31, 2010 with any Person and with an effective date after the date hereof, that contains a provision requiring the Grantor to post collateral (whether by the procurement of a letter of credit, the establishment of a collateral trust or any other means) for the benefit of the counterparty to such agreement upon the occurrence of certain specified events, changes or conditions. For the avoidance of doubt, any agreement that requires the establishment of collateral at the time such agreement becomes effective absent any other triggering events shall not be considered a Collateral Triggering Agreement.

(k) “Collateral Reduction Event” shall have the meaning set forth in Section 2.1(c).

(l) “Collateral Triggering Event” shall have the meaning set forth in Section 2.1(a).

(m) “Consideration” shall have the meaning set forth in the Reinsurance Agreement.

(n) “Covered Business” shall have the meaning set forth in the Reinsurance Agreement.

(o) “Designated Court” shall have the meaning set forth in the Reinsurance Agreement.

(p) “Dispute” shall have the meaning set forth in the Reinsurance Agreement.

(q) “Eligible Investments” means, with respect to Assets conforming to the provisions of this Trust Agreement prior to the occurrence of a Reinsurance Credit Event, cash and any investments of the types permitted under the laws and regulations of Grantor’s domiciliary state for property and casualty insurance companies; provided, however, that no Eligible Investments may be issued or guaranteed by an institution that is the parent, a Subsidiary or an Affiliate of Grantor; and provided, further, no single Eligible Investment (except cash and the Wells Fargo Government Money Market Fund) shall at any time constitute more than twenty-five percent (25%) of the fair market value of the Assets in the Trust Account. All Eligible Investments deposited in the Trust Account shall be free and clear of all liens, charges or encumbrances at all times.

(r) “Final Order” means (a) an order or award of an arbitration panel that is by its terms final and as to which the time to petition for review has expired or (b) an order or judgment of a court of competent jurisdiction (including without limitation an order of the Designated Court with respect to an arbitration award) that is by its terms final and is no longer subject to appeal, either as of right or discretionary.

(s) “Governmental Authority” means any government, political subdivision, court, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous.

(t) “Grantor” shall have the meaning set forth in the preamble hereof.

(u) “Impacted Reinsureds” shall have the meaning set forth in the Reinsurance Agreement.

(v) “Initial Security Amount” shall have the meaning set forth in Section 4.1.

(w) “Insurance Commissioner” means the Governmental Authority responsible for the regulation of insurance companies in the jurisdictions in which each company included in the Beneficiary is domiciled.

(x) “Law” shall have the meaning set forth in the Reinsurance Agreement.

(y) “LPT Beneficiary” means the “Beneficiary” as defined in the LPT Trust Agreement.

(z) “LPT Eligible Investments” shall mean “Eligible Investments” as defined in the LPT Trust Agreement.

(aa) “LPT Permitted Investments” shall mean “Permitted Investments” as defined in the LPT Trust Agreement.

(bb) “LPT Required Amount” shall mean “Required Amount”, as defined in the LPT Trust Agreement.

(cc) “LPT Trust Account” shall mean the “Trust Account”, as defined in the LPT Trust Agreement.

(dd) “LPT Trust Agreement” means the Trust Agreement, by and among Eaglestone Reinsurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., National Indemnity Company and Wells Fargo Bank, National Association, dated as of June 17, 2011.

(ee) “Partial RCE” shall have the meaning set forth in the Reinsurance Agreement.

(ff) “Party” shall have the meaning set forth in the recitals hereof.

(gg) “Permitted Investments” means, with respect to Assets conforming to the provisions of this Trust Agreement, upon the occurrence and during the pendency of a Reinsurance Credit Event, cash and any investments of the types permitted under the laws and regulations of the domiciliary states or countries of each company included in the Beneficiary for trusts providing full statutory financial statement credit for reinsurance ceded by property and casualty insurance companies, provided, however, that no Permitted Investments may be issued or guaranteed by an institution that is the parent, a Subsidiary or an Affiliate of Grantor. All Permitted Investments deposited in the Trust Account shall be free and clear of all liens, charges or encumbrances at all times.

(hh) “Person” means any natural person, corporation, partnership, limited liability company, trust, joint venture or other entity, including any Governmental Authority.

(ii) “Proceeds” shall have the meaning set forth in the UCC.

(jj) “Quarterly Certification” shall have the meaning set forth in Section 5.3.

(kk) “Reinsurance Agreement” shall have the meaning set forth in the recitals.

(ll) “Reinsurance Credit Event” shall have the meaning set forth in the Reinsurance Agreement.

(mm) “Reinsurance Credit Event Condition” shall mean with respect to any particular Reinsurance Credit Event Notice, the occurrence of one or more of the following events:

(i) five (5) Business Days shall have elapsed from the date on which the Trustee received the Reinsurance Credit Event Notice and the Trustee shall not have received any letter or other instrument in writing from the Grantor evidencing the intent of the Grantor to dispute that a Reinsurance Credit Event has occurred; or

(ii) the Grantor and the Beneficiaries’ Agent shall have mutually agreed in writing that a Reinsurance Credit Event has occurred; or

(iii) ten (10) Business Days shall have elapsed from the date on which the Trustee received the Reinsurance Credit Event Notice and the Trustee shall not have been served with a temporary restraining order or preliminary injunction from the Designated Court suspending the effectiveness of the Reinsurance Credit Event Notice.

(nn) “Reinsurance Credit Event Notice” shall have the meaning set forth in the Reinsurance Agreement.

(oo) “Reinsurance Credit Event Termination Condition” shall mean with respect to any particular Reinsurance Credit Event Termination Notice, the occurrence of one of the following events:

(i) five (5) Business Days shall have elapsed between the date on which the Trustee received the Reinsurance Credit Event Termination Notice (along with written evidence of delivery of a copy of such notice to the Beneficiaries’ Agent) and the Trustee shall not have received any letter or other instrument in writing from the Beneficiaries’ Agent evidencing the intent of the Beneficiaries’ Agent to dispute that a Reinsurance Credit Termination Event has occurred; or

(ii) The Grantor and the Beneficiaries’ Agent shall have mutually agreed in writing that a Reinsurance Credit Termination Event has occurred; or

(iii) The Trustee shall have received a certificate from the Grantor (along with written evidence of delivery of a copy of such notice to the Beneficiaries’ Agent) certifying that an order from an arbitration panel has been entered specifying that a Reinsurance Credit Termination Event has occurred, with a copy of such order attached.

(pp) “Reinsurance Credit Event Termination Notice” means a notice that a Reinsurance Credit Event has terminated.

(qq) “Reinsurance Credit Termination Event” means the termination of a Reinsurance Credit Event.

(rr) “Reinsurer” shall have the meaning provided in the Reinsurance Agreement.

(ss) “Relevant Jurisdictions” shall have the meaning set forth in the Reinsurance Agreement.

(tt) “Required Amount” means, at any time, an amount equal to the lesser of (i) net Reserves reinsured under the Reinsurance Agreement and (ii) the Aggregate Limit less the amount of Ultimate Net Loss Actually Paid by Grantor under the Reinsurance Agreement at such time.

(uu) “Reserves” has the meaning set forth in the Reinsurance Agreement.

(vv) “SAP” means, as to any entity, the statutory accounting principles prescribed or permitted by the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which such entity is domiciled.

(ww) “Security Amount” means, at any time, (i) prior to the occurrence of a Collateral Triggering Event, an amount at such time equal to the Initial Security Amount minus any Ultimate Net Loss Actually Paid by the Grantor under the Reinsurance Agreement; and (ii) on and after the occurrence of a Collateral Triggering Event, an amount equal to the greater of (x) the amount reflected in clause (i) of this “Security Amount” definition, disregarding the reference to Collateral Triggering Event therein, and (y) the Required Amount, in each case as calculated at such time.

(xx) “Security Entitlement” means “security entitlement” as defined in the UCC.

(yy) “Subject Liabilities” has the meaning set forth in the Reinsurance Agreement.

(zz) “Subsidiary” means, when used with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

(aaa) “Third Party Appraiser” means an independent appraisal firm which is mutually acceptable to the Grantor and the Beneficiaries’ Agent, or, if Grantor and Beneficiaries’ Agent cannot agree on such an appraisal firm, then the amount or other matter to be determined by such an appraisal firm shall be treated as an amount or matter subject to dispute that shall be resolved in accordance with Section 11.1 of this Trust Agreement.

(bbb) “Transaction Documents” has the meaning set forth in the Reinsurance Agreement.

(ccc) “Trust” means the trust formed hereunder, including such trust following a Reinsurance Credit Event.

(ddd) “Trust Account” shall have the meaning set forth in Section 4.1(a).

(eee) “Trust Agreement” shall have the meaning set forth in the preamble hereof.

(fff) “Trustee” shall have the meaning set forth in the preamble hereof.

(ggg) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

(hhh) “Ultimate Net Loss” shall have the meaning provided in the Reinsurance Agreement.

Section 1.2 Interpretation. When a reference is made in this Trust Agreement to a Section or Article, such reference shall be to a section or article of this Trust Agreement unless otherwise clearly indicated to the contrary. The Article and Section headings contained in this Trust Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Trust Agreement. Whenever the words “include,” “includes” or “including” are used in this Trust Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement. The meaning assigned to each term used in this Trust Agreement shall be equally applicable to both the singular and the plural forms of such term and to both the masculine as well as the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and then in effect and (in the case of statutes) by succession of comparable successor statutes. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. Whenever the last day for the exercise of any right or the discharge of any duty under this Trust Agreement falls on other than a Business Day, the Party hereto having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. References to a Person are also to its predecessors, successors, whether by merger, consolidation, amalgamation, reorganization or otherwise, and permitted assigns. References to writing shall include all modes of reproducing words in any legible form and shall include email and facsimile. The words “paid” and “received” with respect to any item shall mean that the liability on the items has been discharged as of such time, whether by payment, by offset or otherwise and the amount of the liability that is “paid” or “received”, as applicable, shall be measured by the amount of the consideration given for discharging the liability, not by the carrying value of the liability prior to discharge.

ARTICLE II

MODIFICATION UPON A COLLATERAL TRIGGERING EVENT

Section 2.1 Collateral Triggering Event.

(a) If, at any time after the date hereof, the Grantor is required to post collateral pursuant to the terms of one or more Collateral Triggering Agreements as a result of the occurrence of one or more events, changes or conditions specified in any such Collateral Triggering Agreement, and the amount of collateral required to be posted by the Grantor pursuant to such Collateral Triggering Agreement(s) is reasonably expected by the Grantor to equal, either on an individual or aggregate basis, one billion dollars ($1,000,000,000) or more (such event, the “Collateral Triggering Event”), then the Grantor shall promptly notify the Beneficiaries’ Agent of the Collateral Triggering Event and take the following additional actions as set forth in this Section 2.1.

(b) Upon the occurrence of a Collateral Triggering Event, all references in this Trust Agreement to “Security Amount” shall be modified in accordance with its definition to give effect to such Collateral Triggering Event. In addition, as soon as is practicable, but no later than contemporaneously with the first posting of the collateral under any Collateral Triggering Agreement that results in the Grantor posting one billion dollars ($1,000,000,000) or more of collateral either on an individual or aggregate basis, the Grantor shall deposit additional assets into the Trust Account so that the aggregate fair market value of the Eligible Investments or Permitted Investments, as applicable, in the Trust Account equals the newly computed Security Amount.

(c) Until such time as (i) all events, changes or conditions that gave rise to the collateral requirement under any Collateral Triggering Agreements cease to exist or apply and (ii) the Grantor has withdrawn or reduced the aggregate amount of collateral posted under Collateral Triggering Agreements ((i) and (ii) together, the “Collateral Reduction Event”), the Grantor shall ensure that the Trust Account shall hold at all times Eligible Investments or Permitted Investments, as applicable, with a fair market value of no less than 100% of the Security Amount computed per clause (ii) of the definition of “Security Amount”; provided, however, if a Collateral Reduction Event has occurred, the Security Amount shall be reduced by a percentage which is proportionate to each percentage reduction of all collateral posted under the Collateral Triggering Agreements; provided, further, however, in no event shall the Security Amount be reduced to an amount less than 100% of the Security Amount computed per clause (i) of the definition of “Security Amount”; and provided, further, in no event shall the Security Amount be reduced by reason of a withdrawal or reduction of the aggregate amount of collateral posted under any Collateral Triggering Agreement(s) to the extent that the withdrawn collateral was applied to satisfy the obligations secured thereby. Nothing herein shall interfere with the Grantor’s obligations hereunder during the continuance of a Reinsurance Credit Event.

ARTICLE III

MODIFICATION UPON A REINSURANCE CREDIT EVENT

Section 3.1 Reinsurance Credit Event.

(a) Notwithstanding anything in this Trust Agreement to the contrary, in the event the Beneficiaries’ Agent provides a Reinsurance Credit Event Notice to the Trustee pursuant to the Reinsurance Agreement, along with written evidence of delivery of a copy of such notice to the Grantor, certifying that a Reinsurance Credit Event has occurred, upon the fulfillment of a Reinsurance Credit Event Condition, the provisions set forth in Sections 4.1, 4.2, 5.1(a), 5.3, 6.1, 6.2, 6.3, 7.4, 7.5, 7.8, 7.11 and 10.2 hereof shall automatically be replaced by the provisions set forth in Appendix A hereof for the equivalent Sections and thereafter not be effective, and the provisions set forth in Appendix A, including Section 9.4, shall automatically become effective without further action by any Party, but only as respects the Beneficiaries specified in the Reinsurance Credit Event Notice. In addition, any other provisions required under Law and regulations governing trusts providing full statutory financial statement credit for reinsurance ceded by property and casualty insurance companies in the Relevant Jurisdictions to the extent applicable to the companies included in the Beneficiary, and specified in the Reinsurance Credit Event Notice, shall be automatically incorporated herein. Notwithstanding the foregoing, the Trust created hereunder shall continue in existence.

(b) Following a Reinsurance Credit Event that is not a Partial RCE, the Grantor shall be required to replace the Assets held in the Trust Account that are not Permitted Investments with Assets that are Permitted Investments within five (5) Business Days following the fulfillment of a Reinsurance Credit Event Condition. Simultaneously with such replacement of the Assets, the Grantor shall deposit into the Trust Account sufficient additional Assets so that the aggregate fair market value of the Permitted Investments in the Trust Account equals the Required Amount. Following a Partial RCE, the Grantor shall, within five (5) Business Days, be required to replace or deposit sufficient Assets so that the aggregate fair market value of Permitted Investments in the Trust Account equals the Required Amount for the Impacted Reinsureds.

(c) The provisions set forth in Appendix A shall remain effective only for the time during which the event, change or condition giving rise to the Reinsurance Credit Event continues to apply. In the event the Beneficiaries’ Agent provides a Reinsurance Credit Event Termination Notice to the Trustee pursuant to the Reinsurance Agreement, along with written evidence of delivery of a copy of such notice to the Grantor, certifying that a Reinsurance Credit Termination Event has occurred, then upon the subsequent fulfillment of a Reinsurance Credit Event Termination Condition, (i) the provisions set forth in Sections 4.1, 4.2, 5.1(a), 5.3, 6.1, 6.2, 6.3, 7.4, 7.5, 7.8, 7.11 and 10.2 hereof shall automatically again be effective and replace the provisions set forth in Appendix A without further action by any party and (ii) Beneficiaries’ Agent shall promptly provide its approval for the return and/or substitution of assets to or by the Grantor so that the aggregate value of Eligible Investments in the Trust Account equals or exceeds the Security Amount.

ARTICLE IV

CREATION OF TRUST ACCOUNT

Section 4.1 Obligations of the Beneficiaries’ Agent and the Grantor.

(a) Prior to the execution of this Trust Agreement, the Grantor shall have procured with the Trustee, in the name of the Trustee, to be held for the sole benefit of the Beneficiaries’ Agent, acting on its own behalf and as agent for one or more Beneficiaries, pursuant to the provisions of this Trust Agreement, a segregated trust account maintained by the Trustee with account number [Redacted] under account name [Redacted] (which shall be hereinafter referred to as the “Trust Account”). Following payment by the Beneficiary of each installment of Consideration and interest thereon under Section 3.1 of the Reinsurance Agreement, the Grantor shall be permitted as and when it deems appropriate to substitute and replace the cash Consideration Actually Paid by Beneficiary with Eligible Investments having a fair market value equal to the amount Actually Paid by the Beneficiary. The sum of the amounts so deposited by Beneficiary as set forth herein shall be referred to as the “Initial Security Amount.”

(b) Except as set forth in Sections 2.1, 3.1, 4.1(a) and 6.1, the Grantor shall not be required to transfer and assign additional assets into the Trust Account after the date hereof.

Section 4.2 Purpose of the Trust.

(a) The Assets in the Trust Account shall be held by the Trustee for the sole purpose of satisfying any obligations of the Grantor to the Beneficiary with respect to the Subject Liabilities under the Reinsurance Agreement.

(b) The Grantor grants to the Trustee all trust powers necessary and reasonable in the performance of its duties hereunder except as otherwise expressly provided herein.

Section 4.3 Grantor Trust for United States Federal Income Tax Purposes. The Trust Account shall be treated as a grantor trust (pursuant to sections 671 through 677 of the Code) for United States federal income tax purposes. The Grantor shall constitute the grantor (within the meaning of sections 671 and 677 of the Code) and, thus, any and all income derived from the Assets held in the Trust shall constitute income or gain of the Grantor as the owner of such Assets.

Section 4.4 Designation of Agents. Except as otherwise expressly provided in this Trust Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by the Grantor or the Beneficiaries’ Agent shall be sufficiently executed if executed in the name of the Grantor or the Beneficiaries’ Agent by such officer or officers of Grantor or Beneficiaries’ Agent or by such other agent or agents of the Grantor or the Beneficiaries’ Agent as may be designated in a resolution of the Board of Directors of the Grantor or the Beneficiaries’ Agent or Committee thereof or a letter of advice issued by the President, Secretary or Treasurer of the Grantor or the Beneficiaries’ Agent, as applicable. Written notice of such designation by the Grantor or the Beneficiaries’ Agent shall be filed with the Trustee. The Trustee shall be protected in acting upon any written statement or other instrument made by such officers or agents of the Grantor or the Beneficiaries’ Agent with respect to the authority conferred on it.

Section 4.5 Title to Assets. Title to any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account or otherwise held in the Trust Account shall be recorded in the name of the Trustee. The out-of-pocket costs of transfers of title between the Grantor and the Trustee shall be shared equally by the Grantor and the Beneficiaries’ Agent, and the Grantor shall use reasonable efforts to limit such costs.

ARTICLE V

MAINTENANCE OF THE TRUST

Section 5.1 Substitution of Trust Account Assets.

(a) The Grantor may, from time to time, substitute or exchange Assets contained in the Trust Account, provided, however, (i) the Assets so substituted or exchanged must be Eligible Investments or, if then required, Permitted Investments, (ii) after giving effect to such substitution, the fair market value of the newly deposited Assets are at least equal to the fair market value of the substituted Assets and (iii) the replacement Assets to be deposited in the Trust Account in such substitution or exchange are deposited therein on the day of, and concurrently with, withdrawal of the substituted or exchanged Assets. Upon any substitution or exchange as provided for herein, the Grantor shall certify to the Trustee and Beneficiaries’ Agent that such substitution or exchange meets the requirements of this Section 5.1. The Trustee shall act on the instruction and certification of the Grantor and shall give the Beneficiaries’ Agent prompt written notice of any substitution made pursuant hereto.

(b) The Grantor shall, prior to depositing any Assets into the Trust Account, and from time to time as required, execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignment in order that the Trustee, upon direction of the Beneficiaries’ Agent, may whenever necessary negotiate any such assets without consent or signature from the Grantor or any other entity.

Section 5.2 Valuation of Assets. The Grantor shall determine, in good faith and with due care and diligence, the fair market value of any Assets in the Trust Account. In making this determination, the Grantor shall use prices published by a nationally recognized pricing service for Assets for which such prices are then available, and for Assets for which such prices are not then available, the

Grantor shall use methodologies consistent with those which it uses for determining the fair market value of similar assets held in its own general account (other than the Assets) in the ordinary course of business. The Beneficiaries’ Agent shall have the right to object to any determination of the fair market value of any Asset in the Trust Account, and any resulting dispute shall be resolved pursuant to the provisions of Section 5.3 hereof, including provisions for the Beneficiaries’ Agent to audit the Grantor’s records, as if such determination of fair market value were contained in a Quarterly Certification.

Section 5.3 Quarterly Certification. Within fourteen (14) calendar days following the end of each calendar quarter, the Grantor shall provide the Beneficiaries’ Agent (with a copy to the Trustee) a written certification (the “Quarterly Certification”) stating the Security Amount as of the calendar quarter end and the aggregate fair market value of the Eligible Investments, or Permitted Investments, as the case may be, held in the Trust Account as of the calendar quarter end (both on an asset-by-asset basis and a cumulative basis). Such certification shall separately state the Asset withdrawals by the Grantor from the Trust Account effected during such calendar quarter. As soon as is practicable, but in no event more than ten (10) Business Days following its receipt of the Quarterly Certification, the Beneficiaries’ Agent shall either (i) countersign such certification and forward it to the Trustee or (ii) notify the Grantor that it objects to the Grantor’s calculation of the Security Amount or the Grantor’s valuation of any Asset. If the Grantor and Beneficiaries’ Agent are able to resolve such dispute within ten (10) Business Days of the Beneficiaries’ Agent’s transmittal to the Grantor of its notice of objection, they shall promptly forward to the Trustee a jointly signed certification of the Security Amount or Asset valuation, as applicable. If the parties are unable to resolve such dispute within ten (10) Business Days of the Beneficiaries’ Agent’s transmittal to the Grantor of its notice of objection, and the dispute relates to the valuation of an Asset, the value of such Asset shall be determined by a Third Party Appraiser and the Grantor and Beneficiaries’ Agent shall be bound by such valuation. All other disputes shall be resolved in accordance with Section 11.1. Upon resolution of such dispute, the Parties shall forward to the Trustee a copy of the corrected Quarterly Certification setting forth the Security Amount or Asset value, as applicable, as resolved through such Third Party Appraiser or arbitration. The Grantor shall, to the extent reasonably necessary or required in order to verify Grantor’s certification, permit the Beneficiaries’ Agent to audit its records in order to determine its compliance with Section 5.2 and this Section 5.3. The Grantor shall cooperate fully with such audit. Access to the Grantor and its employees by the Beneficiaries’ Agent in connection with such audit shall be at reasonable times during regular business hours upon reasonable prior written notice (including by e-mail) in a manner which does not unreasonably interfere with the business or operations of the Grantor.

Section 5.4 Modification of Beneficiaries’ Reserves Subject to Trust. Notwithstanding anything else contained herein, should (i) the Covered Business of any Beneficiary cease to be within the coverage of the Reinsurance Agreement pursuant to Section 2.5(l) of the Reinsurance Agreement, then the definition of Reserves and all obligations of Grantor hereunder in respect of Subject Liabilities shall be revised for all purposes hereunder to account for such change, and Grantor and the Beneficiaries’ Agent shall so certify such revision to the Trustee; and (ii) the Grantor cease to be obligated to assure that any Beneficiary receives statutory credit in respect of the Reinsurance Agreement by operation of Section 2.7 of the Reinsurance Agreement, the Grantor’s obligations hereunder in respect of a Reinsurance Credit Event for such Beneficiary shall be revised for all purposes hereunder to account for such change.

ARTICLE VI

RELEASE AND ADJUSTMENT OF TRUST ACCOUNT ASSETS

Section 6.1 Adjustment of Trust Account Assets.

(a) The Security Amount as of the end of each calendar quarter shall be certified to the Trustee by the Grantor in the manner set forth in Section 5.3 hereof.

(b) Following the occurrence of a Collateral Triggering Event, if the aggregate fair market value of the Eligible Investments, or Permitted Investments if then required, maintained in the Trust Account as of any calendar quarter end is less than the Security Amount (computed taking into account the occurrence of the Collateral Triggering Event) as of such calendar quarter end, then within five (5) Business Days Grantor shall deposit into the Trust Account such additional Assets with an aggregate fair market value as are necessary to ensure that the aggregate fair market value of the Eligible Investments, or Permitted Investments if then required, held in the Trust Account is no less than 100% of the Security Amount as of the immediately prior calendar quarter end.

(c) If, following a Collateral Triggering Event, the event, change or condition which gave rise to the collateralization requirement ceases to exist or apply, then the Security Amount shall thereafter (until the occurrence of a further Collateral Triggering Event) be computed without regard to such Collateral Triggering Event.

Section 6.2 Release of Trust Account Assets to the Beneficiaries’ Agent. By transmittal of contemporaneous prior written notice to the Trustee and the Grantor, together with a Final Order of an arbitration panel if required pursuant to Section 12.8 of the Reinsurance Agreement, the Beneficiaries’ Agent, acting on its own behalf and as agent for all Beneficiaries, may withdraw Assets from the Trust Account pursuant to the provisions of Sections 12.8 and 12.9 of the Reinsurance Agreement; provided that notice of such withdrawal is received not less than five (5) Business Days in advance of the requested withdrawal. The Trustee shall promptly comply with such notice. The Security Amount shall be adjusted, if necessary, to reflect the application of the funds so withdrawn.

Section 6.3 Release of Trust Account Assets to the Grantor.

(a) All proceeds from the sale or substitution of the Assets in the Trust Account and the collection of interest, dividends and other income in respect to the Assets in the Trust Account shall be retained in the Trust Account and shall not be released to the Grantor, except in accordance with the provisions set forth in subparagraphs (b) and (c) in this Section 6.3.

(b) Following each calendar quarter end, by transmittal of written notice to the Trustee and contemporaneous notice to the Beneficiaries’ Agent stating a withdrawal date that shall not be less than five Business Days following the date of the notice, the Grantor may withdraw Assets from the Trust Account in an amount equal to the positive difference, if any, between (i) the aggregate amount of Ultimate Net Loss Actually Paid by Grantor under the Reinsurance Agreement (excluding amounts withdrawn by the Beneficiaries’ Agent pursuant to Section 6.2) minus (ii) the aggregate amount previously withdrawn by Grantor under this Section 6.3(b); provided, however, that in connection with any such withdrawal, the Grantor shall provide a written certification to the Trustee stating the fair market value of each non-cash Asset withdrawn; and provided, further, following a Collateral Triggering Event, the Grantor shall be permitted to withdraw Assets from the Trust Account pursuant to this Section 6.3(b) only to the extent that the aggregate fair market value of the Eligible Investments remaining in the Trust Account after such withdrawal is not less than 100% of the Security Amount. The Trustee shall comply with such notice on the withdrawal date specified therein.

(c) Commencing at the fifth anniversary of the date hereof, at any calendar quarter end following the delivery of the Quarterly Certification as to which there is no dispute outstanding between the Grantor and the Beneficiaries’ Agent and following any withdrawal pursuant to clause (b) above, in the event the aggregate fair market value of the Eligible Investments maintained in the Trust Account exceeds 150% of net Reserves of the Beneficiary (including reserves for losses incurred but not reported) calculated in accordance with SAP with respect to Subject Liabilities reinsured with the Grantor as of such calendar quarter end, then by transmittal of fourteen (14) calendar days’ prior written notice to the Trustee and the Beneficiaries’ Agent, and absent receipt by the Trustee of a written objection thereto by the Beneficiaries’ Agent prior to the end of such time period (which such objection the Beneficiaries’ Agent shall not unreasonably provide), the Grantor may direct the Trustee to withdraw from the Trust Account and transfer to the Grantor Assets having a fair market value equal to the amount of such excess; provided, however, in connection with any such withdrawal, the Grantor must provide a written certification to the Trustee stating the fair market value of each non-cash Asset withdrawn; and provided, further, that following a Collateral Triggering Event, the Grantor shall be permitted to withdraw Assets from the Trust Account pursuant to this Section 6.3(c) only to the extent that the aggregate fair market value of the Eligible Investments remaining in the Trust Account after such withdrawal is not less than 100% of the Security Amount; and provided, further, that the Grantor shall be permitted to withdraw Assets from the Trust Account pursuant to this Section 6.3(c) only to the extent that, in addition to the other requirements set forth herein, (1) the aggregate fair market value of the Eligible Investments remaining in the Trust Account after such withdrawal plus the aggregate fair market value of LPT Eligible Investments remaining in the LPT Trust Account after such withdrawal will exceed (2) the net Reserves of the Beneficiary (including reserves for losses incurred but not reported) calculated in accordance with SAP with respect to Subject Liabilities reinsured with the Grantor as of such calendar quarter end plus the “LPT Required Amount” as of such quarter end. In any such event, the Trustee shall promptly comply with such notice.

ARTICLE VII

DUTIES OF THE TRUSTEE

Section 7.1 Acceptance of Assets by the Trustee.

(a) The Trustee shall not accept any Assets (other than cash) for deposit into the Trust Account unless the Trustee determines that it is or will be the registered owner of and holder of legal title to the Assets or that such Assets are in such form that the Trustee may, if applicable to such asset class, negotiate any such Assets, without consent or signature from the Grantor or any other person or entity. Any Assets received by the Trustee which, if applicable to such asset class, are not in such proper negotiable form or for which title has not been transferred to the Trustee shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.

(b) The Trustee and its lawfully appointed successors is and are authorized and shall have the power to receive such Assets as the Grantor (or the Beneficiaries’ Agent on behalf of the Grantor) from time to time may transfer or remit to the Trust Account and to hold and dispose of the same for the uses and purposes and in the manner and according to the provisions herein set forth. All such Assets at all times shall be maintained as a trust account, separate and distinct from all other assets on the books and records of the Trustee, and shall be continuously kept in a safe place within the United States.

Section 7.2 Collection of Interest and Dividends; Voting Rights; Investment by the Trustee. The Trustee is hereby authorized, without prior notice to the Grantor or the Beneficiaries’ Agent, to demand payment of and collect all interest or dividends on the Assets comprising the Trust Account if any. All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be deposited promptly upon receipt by the Trustee into the Trust Account. Subject to the other provisions of this Trust Agreement, the Grantor shall have the full and unqualified right to direct the Trustee to vote, and to execute consents, bond powers, stock powers, mortgage and title instruments and other instruments of transfer, pledge and release with respect to any Assets comprising the Trust Account.

Section 7.3 Obligations of the Trustee. The Trustee agrees to hold and disburse the various Assets of the Trust Account in accordance with the provisions expressed herein.

Section 7.4 Responsibilities of the Trustee.

(a) The Trustee, in the administration of the Trust Account, is to be bound solely by the express provisions herein, and such further written and signed directions as the appropriate party or parties may, under the conditions herein provided, deliver to the Trustee. The Trustee shall be under no obligation to enforce the Grantor’s obligations under this Trust Agreement, except as otherwise expressly provided or directed pursuant hereto. The Trustee shall be restricted to holding title to, operating and collecting the Assets comprising the Trust Account and the payment and distribution thereof for the purposes set forth in this Trust Agreement and to the conservation and protection of such Assets and the administration thereof in accordance with the provisions of this Trust Agreement, and the Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith and for the breach of the Trustee’s obligations under this Trust Agreement; provided, however, that any actions taken in strict accordance with written instructions provided to the Trustee from the parties hereto will not constitute a breach of the Trustee’s obligations under this Trust Agreement. Upon request of the Grantor or the Beneficiaries’ Agent, the Trustee further agrees promptly to forward to such party a statement of all Assets held in the Trust Account.

(b) Subject to the other provisions of this Trust Agreement, including the requirement that only Eligible Investments may be held in the Trust Account, and provisions relating to the substitution of Assets, (i) the Grantor or an asset manager appointed by Grantor shall have the irrevocable authority and sole power to direct the Trustee, in the Grantor’s sole discretion, with respect to all aspects of the management or investment of the Assets contained in the Trust Account and (ii) the Trustee and the Beneficiaries’ Agent each acknowledges that it has no authority with respect to such management or investment activities, the Trustee agrees it will not exercise any discretion or take any action with respect to the matters in clause (i) above and the Trustee will take any actions related thereto as directed by the Grantor in writing in accordance therewith. Any deposit or investment directed by the Grantor or its investment advisor shall constitute a certification to the Trustee that the assets deposited or to be purchased pursuant to such directions are Eligible Investments. The Trustee shall be under no duty or responsibility to confirm that such investments constitute or continue to be Eligible Investments. Wells Fargo Government Money Market Fund is deemed to be an Eligible Investment.

(c) For certain payments made pursuant to this Trust Agreement, the Trustee may be required to make a “reportable payment” or “withholding payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4 and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All Parties to this Trust Agreement shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Trust Agreement, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 7.4(c) are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4 or 61 of the Code, and shall have no obligation to gross up any such payment. As of the date hereof, the Grantor is the owner for U.S. federal income tax purposes of funds in the Trust Account until such funds are released in accordance with the terms hereof.

Section 7.5 Books and Records. The Trustee shall keep full and complete records of the administration of the Trust Account. The Grantor and the Beneficiaries’ Agent may examine such records, upon reasonable notice to the Trustee, at any time during business hours through any person or persons duly authorized in writing by Grantor or the Beneficiaries’ Agent, at the requesting party’s expense.

Section 7.6 Activity Reports. The Trustee agrees to provide an activity report to the Beneficiaries’ Agent and the Grantor upon creation of the Trust Account and within five (5) Business Days following the end of each calendar quarter, which report shall, in reasonable detail, show (i) all deposits, withdrawals exchanges and substitutions during such quarter and (ii) a listing of securities and other assets held and cash balances in the Trust Account as of the last day of such quarter. The Trustee agrees to provide written notification to the Grantor and the Beneficiaries’ Agent within five (5) days of any deposits to or withdrawals from the Trust Account.

Section 7.7 Resignation or Removal of the Trustee; Appointment of Successor Trustee.

(a) The Trustee may at any time resign as Trustee and terminate its capacity hereunder by delivery of written notice of resignation, effective not less than ninety (90) days after receipt by both the Beneficiaries’ Agent and the Grantor. The Trustee may be removed by the Grantor by delivery to the Trustee and the Beneficiaries’ Agent of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiaries’ Agent of the notice. Notwithstanding the foregoing, no such resignation by the Trustee or removal by the Grantor shall be effective until a successor to the Trustee shall have been duly appointed by the Grantor and approved by the Beneficiaries’ Agent, which approval shall not be unreasonably withheld, and all the securities and other Assets in the Trust Account have been duly transferred to such successor. The Grantor, upon receipt of such notice of resignation, shall undertake to obtain the agreement of a qualified, successor depository, agreeable to the Beneficiaries’ Agent, to act as a successor Trustee in accordance with all agreements of the Trustee herein and upon duly qualifying to act as such pursuant to Section 7.7(b). The Beneficiaries’ Agent agrees not to withhold unreasonably approval of such Trustee. Upon the Trustee’s delivery of the Assets to the qualified, successor depository, along with a closing statement showing all activities from the last quarterly report, the Trustee shall be discharged of further responsibilities hereunder, subject to any remaining obligations under Sections 7.4 and 7.7(b). In the event that the Grantor and the Beneficiaries’ Agent fail to appoint a successor trustee within ninety (90) days following receipt of the Trustee’s notice of resignation or a notice of removal, the Trustee may, in its sole discretion and at the expense of the Grantor, petition any court of competent jurisdiction for the appointment of a successor trustee or for other appropriate relief, and any such resulting appointment shall be binding upon all the parties.

(b) Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver the same to the Grantor, the Beneficiaries’ Agent and to the then acting Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Trust with like effect as if originally named herein; but the predecessor Trustee shall nevertheless, when requested in writing by the successor Trustee, execute an instrument or instruments conveying and transferring to the Trustee upon the Trust herein all the estates, properties, rights, powers and trusts of such predecessor Trustee, and shall duly assign, transfer and deliver to the Trustee all property and money held by such predecessor hereunder. The predecessor Trustee shall be entitled to reimbursement in accordance with Section 7.10 for all expenses it incurs in connection with the settlement of its accounts and the transfer and delivery of the Trust assets to its successor. The predecessor Trustee shall continue to be indemnified by reason of such entity being or having been a Trustee in accordance with Section 7.9.

Section 7.8 Release of Information. The Trustee shall promptly respond to any and all reasonable requests for information concerning the Trust Account or the Assets held therein by any of the parties to this Trust Agreement. Furthermore, the Trustee shall fully and completely respond to any direct inquiries of any applicable regulatory authority with jurisdiction over the Grantor or the Beneficiary concerning the Trust Account or the Assets held hereunder, including detailed inventories of securities or funds, and the Trustee shall permit such regulatory authority to examine and audit all securities or funds held hereunder. The Trustee shall promptly provide notice to the Beneficiaries’ Agent and the Grantor concerning all such inquiries, and shall provide seven (7) days’ prior notice to the Beneficiaries’ Agent and the Grantor of all such examinations and audits.

Section 7.9 Indemnification of the Trustee. The Grantor shall indemnify, defend and hold the Trustee (and its directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature arising out of or in connection with this Trust Agreement or with the performance of its duties hereunder, including, among other things, reasonable attorneys’ fees and court costs, except to the extent such loss, liability, damage, cost and expense shall be caused by the Trustee’s negligence, willful misconduct or lack of good faith. Whenever an action by the Trustee is authorized by written signed direction pursuant to the provisions of this Trust Agreement and such action is taken strictly in accordance with such written and signed direction by the appropriate party or parties, the party or parties authorizing such action hereby agree to indemnify the Trustee against all losses, damages, costs and expenses, including reasonable attorneys’ fee, resulting from any action so taken by the Trustee. The provisions of this paragraph shall survive the termination of this Trust Agreement and the resignation or removal of the Trustee for any reason.

Section 7.10 Charges of the Trustee. The Grantor agrees to pay all reasonable costs or fees charged by the Trustee for acting as the Trustee pursuant to this Trust Agreement, as agreed between the Grantor and the Trustee; provided, however, that no such costs, fees or expenses shall be paid out of the Assets held in or credited to the Trust Account.

Section 7.11 Limitations of the Trustee. The Trustee shall in no way be responsible for determining the amount of Assets required to be deposited, or monitoring whether or not the Assets held within the Trust Account are Eligible Investments. The Trustee shall be under no liability for any release of Assets made by it to the Grantor in accordance with Article VI.

Section 7.12 Concerning the Trustee.

(a) No provision in this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(b) The Trustee shall be entitled to rely on advice of or on an opinion of counsel concerning all matters of trust and its duty hereunder and shall not be liable for any action taken or not taken by it in reliance on such advice or on such opinion of counsel.

(c) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution notice, request, consent, certificate, order, entitlement order, affidavit, letter, telegram, facsimile transmission, electronic mail or other paper or document believed by it to be genuine and to have been signed or sent by the proper person or persons. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, notice, consent, request, certificate, order, entitlement order, affidavit, letter, telegram, facsimile transmission, electronic mail or other paper or document.

(d) The permissive right of the Trustee to take action enumerated in this Trust Agreement shall not be construed as a duty and it shall not be answerable for other than its negligence, willful misconduct or lack of good faith. In no event shall the Trustee be liable for indirect, special, incidental, punitive or consequential losses or damages, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof.

(e) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the Assets.

(f) The Trustee shall not be accountable for the use or application by the Grantor or any Beneficiary or any other party of Assets which the Trustee has released in accordance with the terms of this Trust Agreement.

(g) The Trustee makes no representations as to the validity or sufficiency of the Assets and the Trust Account for any particular purpose and shall incur no responsibility in respect thereof, other than in connection with the duties or obligations assigned to or imposed upon it as provided herein.

(h) The Trustee shall not be responsible for the perfection, priority or enforceability of any lien or security interest in any of the Assets or in the Trust Account.

(i) In accepting the trust hereby created, the Trustee acts solely as trustee and not in its individual capacity, and all persons having any claim against the Trustee arising from this Trust Agreement, shall look only to the Assets held by the Trustee hereunder for payment except as otherwise provided herein.

(j) The Trustee shall not be considered in breach of or in default in its obligations hereunder in the event of delay in the performance of such obligations due to unforeseeable causes beyond its control (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility) or without its willful misconduct, negligence or lack of good faith.

ARTICLE VIII

GRANT OF SECURITY INTEREST

Section 8.1 Establishment and Maintenance of the Trust Account. The Trustee hereby confirms and agrees that:

(a) (i) it has established the Trust Account in the name of the Trustee and (ii) the Trust Account is a “securities account” (as defined in the UCC) in respect of which the Trustee is a “securities intermediary” (as defined in the UCC);

(b) it shall not change the entitlement holder or account number of the Trust Account without prior written consent of the Beneficiaries’ Agent; and

(c) each item of property (whether cash, a security, an instrument or any other property whatsoever) credited to the Trust Account shall be treated as a “financial asset” under Article 8 of the UCC.

Section 8.2 Grant of Security Interest. As security for the prompt and complete payment, reimbursement and performance when due in full of all the Grantor’s obligations under the Reinsurance Agreement, the Grantor hereby grants to the Beneficiaries’ Agent, acting on its own behalf and as agent for all Beneficiaries, a security interest in and continuing lien on all of the Grantor’s right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the “Collateral”):

(a) the Trust Account;

(b) all Security Entitlements carried in the Trust Account; and

(c) all Proceeds of any or all of the foregoing; provided, however, that the security interest granted hereunder shall terminate as to the Proceeds of a withdrawal by the Grantor that, at the time of such withdrawal, was rightful in amount.

Section 8.3 Limitation on Exercise of Remedies. The Beneficiaries’ Agent, acting on its own behalf and as agent for the Beneficiaries, may exercise the remedies of a “secured party” (as defined in the UCC) only at such times as it would be entitled to withdraw assets from the Trust pursuant to Article VI hereof.

Section 8.4 Other Matters.

(a) The Grantor hereby authorizes the Beneficiaries’ Agent, acting on its own behalf and as agent for the Beneficiaries, to file UCC-1 financing statements naming the Grantor as debtor and describing the Collateral pledged hereunder. The Grantor shall not change its name or jurisdiction of organization, unless it has given the Beneficiaries’ Agent, acting on its own behalf and as agent for the Beneficiaries, a notice of such change within 30 days of such change and all filings have been made by the Grantor under the UCC or otherwise that are required in order for the Beneficiaries’ Agent, acting on its own behalf and as agent for the Beneficiaries, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) The Trustee hereby subordinates to the Beneficiaries’ Agent’s security interest in the Collateral any statutory or contractual right or claim of offset or lien resulting from any transaction which involves the Trust Account, other than with respect to fees and expenses related to the Trust Account.

(c) Nothing in this Article VIII shall be construed as a qualification or limitation on the creation of the Trust Account and/or the transfer of legal title in the Assets to the Trustee pursuant to Article III. The security interest granted pursuant to this Article VIII is intended to be effective solely to the extent that the trust created hereunder is not valid, the transfer of Assets to the Trust Account is not effective, or the transfer of such Assets may be characterized as a pledge rather than a lawful conveyance to the Trustee.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Trust Agreement may be terminated by the Grantor and the Beneficiaries’ Agent by delivery to the Trustee of written notice of termination signed by both the Grantor and the Beneficiaries’ Agent. The Beneficiaries’ Agent shall provide its consent to the termination of this Trust Agreement if (i) the Grantor seeks to terminate this Trust Agreement as a result of the exhaustion of the Reinsurance Limit or (ii) the Aggregate Limit less those amounts Actually Paid in respect of Subject Liabilities by the Grantor is $50,000,000 or lower.

Section 9.2 Disposition of Assets Upon Termination. Upon a termination pursuant to this Article IX, the Trustee shall distribute all Assets held and deposited under this Trust Agreement, to the Grantor and shall take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in such Assets and to deliver physical custody, if applicable, in such Assets to the Grantor or as otherwise directed by the Grantor.

Section 9.3 No Termination Due to Insolvency of Beneficiaries or Beneficiaries’ Agent.

The Grantor shall not terminate the Trust Account or this Agreement on the basis of the insolvency of the Beneficiaries’ Agent or the Beneficiaries.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any party under this Trust Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, on written confirmation of receipt, or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following addresses:

If to the Trustee:

Wells Fargo Bank, N.A.

CMES, Insurance Trust Group

150 East 42nd Street, 40th Floor

New York, New York 10017

Attention: Sami Limanovski, Assistant Vice President – Relationship Manager

Office: (917) 260-1674

Facsimile: (917) 260-1590

Email: Sami.Limanovski@wellsfargo.com

If to the Grantor:

National Indemnity Company

1314 Douglas Street, Suite 1400

Omaha, NE 68102-1944

Attn: Treasurer

Email: bsnover@berkre.com

With copies to (for information purposes only):

Berkshire Hathaway Reinsurance Division

100 First Stamford Place

Stamford, CT 06902

Attn: General Counsel

Email: bsnover@berkre.com

If to the Beneficiaries’ Agent:

National Union Fire Insurance Company of Pittsburgh, Pa.

175 Water Street

New York, NY 10038

Attention: Chief Ceded Reinsurance Officer

Telephone: (212) 458-7524

Email: wcavanagh@aig.com

With copies to:

National Union Fire Insurance Company of Pittsburgh, Pa.

c/o AIG PC Inc.

175 Water Street, 15th Floor

New York, New York 10038

Attention: General Counsel

Telephone: (212) 458-2261

Facsimile: (212) 458-7080

AIG Property Casualty Inc.

Reinsurance Security Unit

175 Water Street

New York, NY 10038

Attention: Bill Cavanagh

Telephone: (212) 458-7675

Email: william.cavanagh@aig.com

American International Group, Inc.

12 Metrotech Center – 30th Fl.

Brooklyn, NY 11201

Attention: Comptrollers Security Dept.

Telephone: (718) 250-1709

Facsimile: (718) 250-1709

Email: donato.diluzio@aig.com

Each party to this Trust Agreement may change its notice provisions on fifteen (15) calendar days’ advance notice in writing to the other parties to this Trust Agreement.

Section 10.2 Entire Agreement. This Trust Agreement, including Appendix A hereto and any other documents delivered pursuant hereto or thereto (as well as the defined terms from the LPT Trust Agreement referenced herein), constitutes the entire agreement among the parties hereto with respect to the subject matter hereof insofar as such agreements affect the Trustee, and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 10.3 Waiver and Amendment. This Trust Agreement and the Trust created hereunder shall be irrevocable, subject solely to the termination provisions set forth herein. This Trust Agreement may be altered, amended or terminated at any time by written agreement executed by each party hereto. The failure of either party at any time to exercise any of the rights or powers conferred upon it herein shall constitute neither a waiver of its right to exercise, nor stop it from exercising, any rights at any subsequent time, nor shall such failure reduce in any degree any liability or obligation for which the other party is bound hereunder.

Section 10.4 Successors and Assigns. The rights and obligations of a Party under this Trust Agreement shall not be subject to assignment without the prior written consent of the other Parties hereto, and any attempted assignment without the prior written consent of the other Parties hereto shall be invalid ab initio. The terms of this Trust Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the Parties. Notwithstanding the foregoing, any corporation or association into which the Trustee may be merged or converted, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business shall be the successor to the Trustee without the execution or filing of any paper or further act.

Section 10.5 Headings. The headings of this Trust Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.6 Governing Law and Jurisdiction. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to such state’s principles of conflict of laws that could compel the application of the laws of another jurisdiction.

Section 10.7 No Third Party Beneficiaries. Except for the Beneficiaries, each of which shall be an express third party beneficiary hereof, nothing in this Trust Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Trust Agreement or any provision contained herein. To the extent National Union Fire Insurance Company of Pittsburgh, Pa. elects to appoint a successor Beneficiaries’ Agent hereunder, the Grantor and Trustee will not unreasonably withhold their consent thereto and shall cooperate to execute the necessary amendments hereto to effectuate such substitution as promptly as practicable.

Section 10.8 Counterparts. This Trust Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties hereto are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

Section 10.9 Severability. Any term or provision of this Trust Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Trust Agreement or affecting the validity or enforceability of any of the terms or provisions of this Trust Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Trust Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Trust Agreement, the Parties shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the Parties as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.

Section 10.10 Incontestability. Each Party hereby acknowledges that this Trust Agreement, and each and every provision hereof, is and shall be enforceable according to its terms. Each Party hereby irrevocably waives any right to contest in any respect the validity or enforceability hereof. This Trust Agreement shall not be subject to rescission, or to an award of damages, restitution, or reformation in lieu thereof, on any basis whatsoever, including intentional fraud.

Section 10.11 Set-Off. Notwithstanding Section 4.4 of the Reinsurance Agreement, there are no rights of set-off whatsoever, whether contractual, at common law, or otherwise, with respect to the Trust and the Trust Assets.

Section 10.12 Currency. All financial data required to be provided pursuant to the terms of this Trust Agreement shall be expressed in United States dollars. All payments and all settlements of account between the parties hereto shall be in United States currency unless otherwise expressly agreed by the Parties in writing.

ARTICLE XI

DISPUTE RESOLUTION; ARBITRATION

Section 11.1 Arbitration of Disputes Not Resolved by Negotiation. Any Dispute arising under or in any way related to this Trust Agreement, specifically including without limitation disputes concerning alleged fraud in the inducement of any of the Transaction Documents or other wrongful pre-Closing conduct, but not including a Dispute as to which the Trustee would be a required party within the meaning of Rule 19(a)(1) of the Federal Rules of Civil Procedure, shall, to the extent not resolved by negotiation between the Parties, be resolved by arbitration in a consolidated arbitration involving all agreements and Parties relevant to the Dispute. Any Person that is a Party to any of the Transaction Documents shall have an absolute right to intervene in any such arbitration.

Section 11.2 Procedure for Arbitration and Mandatory Pre-Arbitration Negotiation.

(a) The procedures for the arbitration and for the mandatory pre-arbitration negotiation are set forth in Article XIII of the Reinsurance Agreement, which is hereby incorporated herein. Arbitration hereunder shall be conducted in New York, New York.

(b) In considering any relief to be awarded, the arbitrators (and the Designated Court, as appropriate) shall take into account the Parties’ view that the nature and uniqueness of the relationships created under the Transaction Documents as a whole render specific performance the remedy of choice for Disputes under this Trust Agreement where it is possible to implement that remedy.

Section 11.3 Permitted Judicial Proceedings. Subject to Section 11.4 hereof, the only permitted judicial proceedings relating to any Dispute are those set forth in, and are subject to the exclusive jurisdiction provisions of, Section 13.2(f) of the Reinsurance Agreement. Each Party finally and irrevocably waives any right to trial by jury of any matter or issue in such a permitted judicial proceeding.

Section 11.4 Disputes to Which the Trustee is a Required Party. In the event of a Dispute to which the Trustee is a required party within the meaning of Rule 19(a)(1) of the Federal Rules of Civil Procedure, then:

(a) To the extent any portion of the Dispute can be resolved without the participation of the Trustee, it shall be resolved pursuant to Sections 11.1 to 11.3 above.

(b) The remainder of the Dispute shall be resolved by litigation in the Designated Court, which shall be the sole and exclusive forum for such litigation.

ARTICLE XII

EFFECTIVE DATE AND EXECUTION

NATIONAL UNION FIRE INSURANCE COMPANY

OF PITTSBURGH, PA., as Beneficiaries’ Agent

acting on its own behalf and on behalf of the Beneficiaries

By:	/s/ Robert Schimek
	Title:	Executive Vice President
	Date:	January 20, 2017

Attest:	/s/ Tanya Kent
	Title:	Secretary
	Date:	January 20, 2017

NATIONAL INDEMNITY COMPANY, as Grantor

By:	/s/ Donald Wurster
	Title:	President
	Date:	January 20, 2017

By:	/s/ Dale Geistkemper
	Title:	Treasurer
	Date:	January 20, 2017

Attest:	/s/ Zach Royse
	Title:	Senior Finance Manager
	Date:	January 20, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stephen Bruce
	Title:	Vice President
	Date:	January 20, 2017

Attest:	/s/ Philip Watson
	Title:	Vice President
	Date:	January 20, 2017

APPENDIX A

TRUST PROVISIONS FOLLOWING A REINSURANCE CREDIT EVENT

Section 4.1 Continuing Obligation of the Grantor.

(a) The segregated trust account maintained by the Trustee with account number [Redacted] under account name [Redacted] (which shall be hereinafter referred to, including all successor accounts thereto, as the “Trust Account”) shall continue in existence upon the occurrence of a Reinsurance Credit Event and the substitution of Assets as required under Section 3.1 of this Trust Agreement.

(b) The Grantor shall ensure that the Trust Account shall hold Permitted Investments at all times with a fair market value of no less than 100% of the Required Amount, calculated with respect to the Beneficiaries specified in the Reinsurance Credit Event Notice, as determined in accordance with Section 5.2 of this Trust Agreement.

Section 4.2 Purpose of the Trust. The Assets in the Trust Account shall be held by the Trustee for the sole benefit of the Beneficiary. The Grantor grants to the Trustee all trust powers necessary and reasonable in the performance of its duties hereunder except as otherwise expressly provided herein.

Section 5.1 (a) Substitution of Trust Account Assets. Upon receipt of the prior written consent of the Beneficiaries’ Agent, the Grantor may, from time to time, substitute or exchange Assets contained in the Trust Account, provided, however, (i) the Assets so substituted or exchanged must be Permitted Investments, (ii) after giving effect to such substitution, the fair market value of the newly deposited Assets are at least equal to the fair market value of the substituted Assets and (iii) the replacement Assets to be deposited in the Trust Account in such substitution or exchange are deposited therein on the day of withdrawal of the substituted or exchanged Assets. Upon any substitution or exchange as provided for herein, the Grantor shall certify to the Trustee and Beneficiaries’ Agent that such substitution or exchange meets the requirements of this Section 5.1. The Trustee shall act on the instruction and certification of the Grantor and shall give the Beneficiaries’ Agent prompt written notice of any substitution made pursuant hereto.

Section 5.3 Quarterly Certification. Within fourteen (14) calendar days following the end of each calendar quarter, the Grantor shall provide the Beneficiaries’ Agent (with a copy to the Trustee) a written certification (the “Quarterly Certification”) stating the Required Amount and the Security Amount as of the calendar quarter end and the aggregate fair market value of the Permitted Investments, as determined by a nationally recognized valuation service retained by the Trustee at the Grantor’s expense, held in the Trust Account as of the calendar quarter end (both on an asset-by-asset basis and a cumulative basis). Such certification shall separately state the effect on the fair market value of the Assets of withdrawals by the Grantor from the Trust Account effected during such calendar quarter. As soon as is practicable, but in no event more than ten (10) Business Days following its receipt of the Quarterly Certification, the Beneficiaries’ Agent shall either (i) countersign such certification and forward it to the Trustee or (ii) notify the Grantor that it objects to the Grantor’s calculation of the Required Amount or the Security Amount or the Grantor’s valuation of any Asset. If the parties are able to resolve such dispute within ten (10) Business Days of the Beneficiaries Agent’s transmittal to the Grantor of its notice of objection, they shall promptly forward to the Trustee a jointly signed certification of the Required Amount, the Security Amount or Asset valuation, as applicable. If the Parties are unable to resolve such dispute within ten (10) Business Days of the Beneficiaries Agent’s transmittal to the Grantor of its notice of objection, and the dispute relates to the valuation of an Asset, the value of such Asset shall be determined by a Third Party Appraiser and the parties shall be bound by such valuation. All other disputes shall be resolved in accordance with Section 11.1 of this Trust Agreement. Upon resolution of such dispute, the Parties shall forward to the Trustee a copy of the corrected Quarterly Certification setting forth the Required Amount, the Security Amount or Asset value, as applicable, as resolved through such Third Party Appraiser or arbitration. The Grantor shall, to the extent reasonably necessary or required in order to verify Grantor’s certification, permit the Beneficiaries’ Agent to audit its records in order to determine its compliance with this Section 5.3. The Grantor shall cooperate fully with such audit. Access to the Grantor and its employees by the Beneficiaries’ Agent in connection with such audit shall be at reasonable times during regular business hours upon reasonable prior written notice (including by e-mail) in a manner which does not unreasonably interfere with the business or operations of the Grantor.

Section 6.1 Adjustment of Trust Account Assets.

(a) The Required Amount and the Security Amount as of the end of each calendar quarter shall be certified to the Trustee by the Grantor in the manner set forth in Section 5.3 hereof.

(b) If the aggregate fair market value of the Permitted Investments maintained in the Trust Account as of any calendar quarter end is less than the Required Amount as of such calendar quarter end, then within five (5) Business Days of its receipt of the certification set forth in Section 5.3, the Grantor shall deposit into the Trust Account such additional Assets with an aggregate fair market value as are necessary to ensure that the aggregate fair market value of the Permitted Investments held in the Trust Account is no less than 100% of the Required Amount as of the immediately prior calendar quarter end.

Section 6.2 Release of Trust Account Assets to the Beneficiaries’ Agent.

(a) Notwithstanding anything in this Trust Agreement to the contrary, the Beneficiaries’ Agent, acting on its own behalf and as agent for one or more Beneficiaries, shall have the right to withdraw Assets from the Trust Account at any time, without notice to the Grantor, subject only to written notice to the Trustee from the Beneficiaries’ Agent given in accordance with Section 10.1 of this Trust Agreement. Other than such notice, no other statement or document need be presented by the Beneficiaries’ Agent to withdraw such Assets except that the Beneficiaries’ Agent shall acknowledge to the Trustee receipt of such withdrawn Assets. Upon such written notice of demand of the Beneficiaries’ Agent, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets to the Beneficiaries’ Agent and, to the extent applicable, deliver physical custody of such Assets to the Beneficiaries’ Agent. Upon such transfer, Trustee shall promptly forward a copy of such notice to the Grantor. The Trustee shall not be subject to any liability for any payment made by it to the Beneficiaries’ Agent pursuant to such written demand by the Beneficiaries’ Agent.

Section 6.3 Release of Trust Account Assets to the Grantor.

(a) All proceeds from the sale or substitution of the Assets in the Trust Account and the collection of interest, dividends and other income in respect to the Assets in the Trust Account shall be retained in the Trust Account and shall not be released to the Grantor, except in accordance with the provisions set forth in subparagraph (b) in this Section 6.3.

(b) Commencing from and after the fifth anniversary of the date hereof, and subject to receipt of the Beneficiaries’ Agent’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, the Grantor shall have the right to withdraw Assets from the Trust Account with an aggregate fair market value equal to the excess over 102% of the Required Amount as of the prior calendar quarter end, so long as, following such withdrawal, the aggregate fair market value of the Permitted Investments remaining in the Trust Account plus the aggregate fair market value of Assets remaining in the LPT Trust Account will exceed the net Reserves of the Beneficiary (including reserves for losses incurred but not reported) calculated in accordance with SAP with respect to Subject Liabilities reinsured with the Grantor as of such calendar quarter end plus the “LPT Required Amount” as of such quarter end; and provided, further, that in connection with any such withdrawal, the Grantor must provide a written certification to the Trustee stating the fair market value of each non-cash Asset withdrawn. In connection with any such release of Assets, the Trustee shall take any and all necessary steps to transfer absolutely and unequivocally all right, title and interest in such released Assets to the Grantor or its designee. The Trustee shall not be subject to any liability for any payment made by it to the Grantor pursuant to such written instructions received by it from the Beneficiaries’ Agent.

Section 7.4 Responsibilities of the Trustee.

(a) The Trustee, in the administration of the Trust Account, is to be bound solely by the express provisions herein, and such further written and signed directions as the appropriate party or parties may, under the conditions herein provided, deliver to the Trustee. The Trustee shall be under no obligation to enforce the Grantor’s obligations under this Trust Agreement, except as otherwise expressly provided or directed pursuant hereto. The Trustee shall be restricted to holding title to, operating and collecting the Assets comprising the Trust Account and the payment and distribution thereof for the purposes set forth in this Trust Agreement and to the conservation and protection of such Assets and the administration thereof in accordance with the provisions of this Trust Agreement, and the Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith. The Trustee further agrees to forward upon request of the Beneficiaries’ Agent, the Grantor or any Insurance Commissioner a statement and valuation of all Assets held under this Trust Agreement.

(b) Subject to the other provisions of this Trust Agreement, including the requirements that only Permitted Investments may be held in the Trust Account and provisions relating to the substitution of Assets, (i) the Grantor or an asset manager appointed by the Grantor shall have the irrevocable authority and sole power to direct the Trustee, in the Grantor’s sole discretion, with respect to all aspects of the management or investment of the Assets contained in the Trust Account and (ii) the Trustee and the Beneficiaries’ Agent each acknowledges that it has no authority with respect to such management or investment activities, the Trustee agrees it will not exercise any discretion or take any action with respect to the matters in clause (i) above and will take any actions related thereto as directed by the Grantor in accordance therewith.

Section 7.5 Books and Records. The Trustee shall keep full and complete records of the administration of the Trust Account. The Grantor, any Beneficiary, the Beneficiaries’ Agent and/or the Insurance Commissioner may examine such records, upon reasonable notice to the Trustee, at any time during business hours through any person or persons duly authorized in writing by Grantor, the Beneficiary, the Beneficiaries’ Agent and/or the Insurance Commissioner, at the requesting party’s expense.

Section 7.8 Release of Information. The Trustee shall promptly respond to any and all reasonable requests for information concerning the Trust Account or the Assets held therein by any of the parties to this Trust Agreement. Furthermore, the Trustee shall fully and completely respond to any direct inquiries of the Insurance Commissioner, or any of its representatives, concerning the Trust Account or the Assets held hereunder, including, detailed inventories of securities or funds, and the Trustee shall permit the Insurance Commissioner, or its representatives, to examine and audit all securities or funds held hereunder. The Trustee shall promptly provide notice to the Beneficiaries’ Agent and the Grantor concerning all such inquiries, and shall provide seven (7) days prior notice to the Beneficiaries’ Agent and the Grantor of all such examinations and audits.

Section 7.11 Limitations of the Trustee. The Trustee shall in no way be responsible for determining the amount of Assets required to be deposited, or monitoring whether or not the Assets held within the Trust Account are Permitted Investments. The Trustee shall be under no liability for any release of Assets made by it to the Grantor in accordance with Article VI.

Section 9.4 Termination of Trust Account. At least 30 days, but not more than 45 days, prior to the termination of the Trust Account, written notice of termination shall be delivered by the Trustee to the Beneficiaries’ Agent

Section 10.2 Construction and Effect. This Trust Agreement and the enforceability hereof shall not be subject to the satisfaction of any conditions or qualifications not expressly included herein.